UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 15, 2013
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AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)
 ____________________

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)
 Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Committee Discretionary Annual Incentive Plan
On October 15, 2013 (the "Effective Date"), the Compensation Committee (the "Committee") of the Board of Directors of Avaya Holdings Corp. ("Parent") approved a new short term incentive compensation plan, called the Executive Committee Discretionary Annual Incentive Plan (the "Plan"). The participants in the Plan include the Chief Executive Officer (“CEO”) and any Senior Vice President of Parent and any other person selected by the Committee to participate in the Plan (the "Executives"). In connection with the adoption of the Plan, the Committee amended the Avaya Inc. Short Term Incentive Plan ("STIP") to exclude the Executives from participation in the STIP.
Under the Plan, there are two six-month performance periods in each fiscal year with the first being October 1 through March 31 and the second being April 1 through September 30, though the Committee has the discretion to modify the performance periods (each, a "Performance Period"). At the beginning of each Performance Period, the Committee will establish (i) target awards for Executives and (ii) the performance criteria to be applicable to awards for such Performance Period. Awards will be made by the Committee following the end of each Performance Period and will be paid as soon as practicable after the Performance Period.

The total amount of funding for any Performance Period will not be less than 70% of target awards for all Executives in the Plan for such Performance Period. The amount paid to an Executive with respect to an award will be determined in the sole discretion of the Committee. In the case of Executives other than the CEO, the CEO will make a recommendation to the Committee as to the amount of each such Executive's award payment. The determination of the amount paid with respect to an award for each Executive will be made after the end of each Performance Period and may be less than (including no award) or greater than the target award, up to a maximum amount of two times such Executive's target award.

An Executive will not be eligible to receive an award if he or she voluntarily terminates employment or is involuntarily terminated for cause, in each case before the award is paid.
The CEO and the Senior Vice Presidents of Parent are also the CEO and the Senior Vice Presidents of Avaya Inc.
The Committee has not yet established target awards for Executives or the performance criteria applicable to awards for the October 1 through March 31 performance period in fiscal 2014.
A copy of the Plan is attached to this Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Exhibit Name

10.1	Executive Committee Discretionary Annual Incentive Plan effective October 15, 2013
Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: October 18, 2013	By:	/s/ Pamela F. Craven
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer